Exhibit 99.1

Cantaloupe, Inc. Reports First Quarter Fiscal Year 2025 Financial Results

First Quarter 2025 Revenue increased 13.0% Year-Over-Year, to $70.8 Million, driven by 15.7% YoY growth in Subscription and Transaction revenue growth

First Quarter 2025 U.S. GAAP Net Income Applicable to Common Shares of $3.3 million and Adjusted EBITDA[1] of $9.0 million

Reiterates Fiscal Year 2025 Guidance

MALVERN, Pa. -- November 7, 2024 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a global leading provider of end-to-end technology solutions for self-service commerce, today reported results for the first quarter ended September 30, 2024.

“It’s been a strong start to the year marked by reacceleration in revenue growth with continued profitability,” said Ravi Venkatesan, chief executive officer, Cantaloupe.

First Quarter 2025 Key Financial Results:

•Revenue of $70.8 million, an increase of 13.0% compared to first quarter of fiscal year 2024.
◦Transaction fees of $43.6 million, an increase of 17.8%.
◦Subscription fees of $20.2 million, an increase of 11.5%.
◦Equipment sales of $7.0 million, a decrease of 6.7%.
•Net income applicable to common shares of $3.3 million, or 0.04 diluted earnings per share, compared to net income applicable to common shares of $1.7 million, or 0.02 diluted earnings per share, in the prior year quarter.
•Total dollar volumes of transactions were $826.7 million, an increase of 14.1% compared to first quarter of fiscal year 2024.
•Transaction volume totaled 293.7 million, an increase of 3.6%, compared to 283.6 million for first quarter fiscal year 2024.
•Adjusted Gross Margin[1] of 40.7% compared with 38.8% in first quarter fiscal 2024.
◦Subscription and transaction fees Adjusted Gross Margin[1] increased to 44.0% compared to 42.5%.
◦Equipment sales gross margins declined to 11.4% compared to 12.2%.
•Adjusted EBITDA[1] of $9.0 million compared to $7.8 million in first quarter of fiscal year 2024, an increase of 14.5%.
•Average revenue per unit[2] increased 10.9% to $198.31, compared to $178.78 for first quarter 2024.

First Quarter 2025 Business Highlights:

•We announced the acquisition of SB Software, a leading provider of vending and coffee management software located in the United Kingdom. The acquisition enhances Cantaloupe’s operational capabilities and market reach in Europe.
•We launched Suites, a premium suite management system designed to streamline and enhance the hospitality suite experience at stadiums and venues. This new offering within Cantaloupe's Cheq platform, improves how venues manage premium suite pre-orders by providing a seamless, user-friendly solution for both suite owners and venue operators
•Active Customers totaled 32,338 at the end of the first quarter of 2025 compared to 29,670 at the end of the first quarter of 2024, an increase of 9.0%.
•Active Devices totaled 1.23 million at the end of the first quarter of 2025 compared to 1.19 million at the end of the fourth quarter of 2023, an increase of 3.2%.

Fiscal Year 2025 Outlook:

For the full fiscal year 2025, the Company reiterates the following:

•Total Revenue to be between $308 million and $322 million.
•The combination of Subscription and Transaction revenue growth to be in the range of 15% - 20%.
•Total US GAAP net income applicable to common shares to be between $22 million and $32 million.
•Adjusted EBITDA[1] to be between $44 million and $52 million.
•Total Operating Cash Flow to be between $24 million and $32 million.

Webcast and Conference Call:
Cantaloupe will host a live webcast at 5:00 p.m. Eastern Time today which may be accessed in the Investor Relations section of the Company’s website at https://cantaloupeinc.gcs-web.com/events-and-presentations.

To join the live call in order to ask questions, please register here. A dial in and unique PIN will be provided to join the conference call.

A replay of the conference call will also be available in the Investor Relations section of the Company’s website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a global technology leader powering self-service commerce. With over a million active locations, processing more than a billion transactions every year, Cantaloupe is enabling businesses of all sizes to provide self-service experiences for consumers. The company's vertically integrated solutions fuel growth by offering micro-payments processing, enterprise cloud software, IoT technology, as well as kiosk and POS innovations. Cantaloupe’s end-to-end platform increases consumer engagement and sales revenue through digital payments, consumer promotions and loyalty programs, while providing business owners increased profitability by leveraging software to drive efficiencies across an entire operation. Cantaloupe’s solutions are used by a variety of consumer services in the United States, Mexico, Europe, and Australia including vending machines, micro markets and smart retail, EV charging stations, laundromats, metered parking terminals, amusement and entertainment venues, IoT services and more. To learn more about Cantaloupe, Inc., visit cantaloupe.com or follow the company on LinkedIn, Twitter (X), Facebook, Instagram or YouTube.

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1 Adjusted Gross Margin and Adjusted EBITDA represent non-GAAP financial measures. See Discussion of Non-GAAP Financial Measures and the Reconciliations of Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA to the most comparable GAAP measures.

2We define average revenue per unit ("ARPU") as our total subscription and transaction fees for the trailing 12 months divided by average total active devices for the trailing 12 months.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “estimate,” “could,” “should,” “would,” “likely,” “may,” “will,” “plan,” “intend,” “believes,” “expects,” “anticipates,” “projected,” and variations of these terms and similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described below and in Part I, Item 1A, “Risk Factors” of our most recent Annual Report.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to our operating performance, including inflation, elevated interests rates, supply chain disruptions, financial institution disruptions, geopolitical conflicts, public health emergencies and declines in consumer confidence and discretionary spending; our ability to compete with our competitors and increase market share; failure to comply with the financial covenants in our debt facilities;     our ability to maintain compliance with rules and regulations applicable to our business operations and industry; disruptions in other card payment processors, software and manufacturing partners upon whom we rely; whether our customers continue to utilize our transaction processing and related services, as our customer agreements are generally cancellable by the customer with thirty days’ notice; our ability to acquire and develop relevant technology offerings for current, new and potential customers and partners; risks and uncertainties associated with our expansion into and our operations in Europe, Mexico and other foreign markets, including general economic conditions, policy changes affecting international trade, political instability, inflation rates, recessions, sanctions, foreign currency exchange rates and controls, foreign investment and repatriation restrictions, legal and regulatory constraints, civil unrest, armed conflict, war and other economic and political factors; our ability to satisfy our trade obligations included in accounts payable and accrued expenses; our ability to attract, develop and retain key personnel, or our loss of the services of our key executives; the incurrence by us of any unanticipated or unusual non-operating expenses, which may require us to divert our cash resources from achieving our business plan; our ability to predict or estimate our future quarterly or annual revenue and expenses given the developing and unpredictable market for our products; our ability to successfully integrate acquired companies into our current products and services structure; our ability to add new customers and retain key existing customers from whom a significant portion of our revenue is derived; the ability of a key customer to reduce or delay purchasing products from us; our ability to obtain widespread commercial acceptance of our products and service offerings; whether any patents issued to us will provide any competitive advantages or adequate protection for our products, or would be challenged, invalidated or circumvented by others; the ability of our products and services to avoid disruptions to our systems or unauthorized hacking or credit card fraud; risks associated with cyber-attacks and data breaches; and our ability to maintain effective internal controls and to timely file periodic and current reports with the Securities and Exchange Commission ("SEC").

Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.
Discussion of Non-GAAP Financial Measures:
This press release contains discussion of Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures that are not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below. However, we do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the U.S. measures without unreasonable efforts. These items may include acquisition and integration related costs, severance expenses, litigation charges or settlements, and certain other unusual adjustments.

We use Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measure provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of these financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net cash provided in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA are presented because we believe they are useful to investors as measures of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted Gross Profit as revenue less cost of sales, exclusive of depreciation of internally-developed software and amortization of intangible assets related to technologies obtained through acquisitions. We believe this non-GAAP measure is useful to view the resulting figures excluding the aforementioned non-cash charges because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and such amounts vary substantially from company to company depending on their financing and capital structures and the method by which their assets were acquired. We define Adjusted Gross Margin as Adjusted Gross Profit divided by revenue.

We define Adjusted EBITDA as U.S. GAAP net income (loss) before (i) interest income from cash and leases, (ii) interest (income) expense from debt and tax liabilities, (iii) income tax provision, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, and (vii) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations such as integration and acquisition expenses and costs as a result of auditor transitions.

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Media:
Jenifer Howard | 202-273-4246
jhoward@jhowardpr.com
media@cantaloupe.com

Cantaloupe, Inc.
Consolidated Balance Sheets (unaudited)

	September 30, 2024 (Unaudited)	June 30, 2024
($ in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$33,124	$58,920
Accounts receivable, net	32,490	43,848
Finance receivables, net	6,104	6,391
Inventory	44,571	40,791
Prepaid expenses and other current assets	7,456	7,844
Total current assets	123,745	157,794

Non-current assets:
Finance receivables, net	8,873	10,036
Property and equipment, net	35,888	34,029
Operating lease right-of-use assets	8,276	7,986
Intangibles, net	26,762	24,626
Goodwill	102,708	94,903
Other assets	5,883	6,194
Total non-current assets	188,390	177,774

Total assets	$312,135	$335,568

Liabilities, convertible preferred stock, and shareholders’ equity
Current liabilities:
Accounts payable	$52,612	$78,895
Accrued expenses	21,743	24,008
Current obligations under long-term debt	1,362	1,266
Deferred revenue	1,471	1,726
Total current liabilities	77,188	105,895

Long-term liabilities:
Deferred income taxes	505	466
Long-term debt, less current portion	35,919	36,284
Other noncurrent liabilities	9,573	8,457
Total long-term liabilities	45,997	45,207

Total liabilities	123,185	151,102
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 385,782 and 385,782 issued and outstanding, with liquidation preferences of $23,011 and $22,722 at September 30, 2024 and June 30, 2024, respectively	2,720	2,720
Shareholders’ equity:
Common stock, no par value, 640,000,000 shares authorized, 72,986,172 and 72,935,497 shares issued and outstanding at September 30, 2024 and June 30, 2024, respectively	—	—
Additional paid-in capital	483,052	482,329
Accumulated deficit	(296,887)	(300,459)
Accumulated other comprehensive income (loss)	65	(124)
Total shareholders’ equity	186,230	181,746

Total liabilities, convertible preferred stock, and shareholders’ equity	$312,135	$335,568

Cantaloupe, Inc.
Consolidated Statements of Operations (unaudited)

	Three months ended
	September 30,
($ in thousands, except per share data)	2024	2023
Revenues:
Subscription and transaction fees	$63,792	$55,135
Equipment sales	7,044	7,548
Total revenues	70,836	62,683

Costs of sales (exclusive of certain depreciation and amortization):
Cost of subscription and transaction fees	35,744	31,728
Cost of equipment sales	6,241	6,627
Total costs of sales	41,985	38,355

Operating expenses:
Sales and marketing	5,448	4,142
Technology and product development	4,499	4,168
General and administrative	11,928	10,438
Integration and acquisition expenses	197	78
Depreciation and amortization	2,672	2,747
Total operating expenses	24,744	21,573

Operating income	4,107	2,755

Other income (expense):
Interest income	447	517
Interest expense	(991)	(1,107)
Other income (expense), net	186	(77)
Total other expense, net	(358)	(667)

Income before income taxes	3,749	2,088
Provision for income taxes	(177)	(81)

Net income	3,572	2,007
Preferred dividends	(289)	(289)
Net income applicable to common shares	$3,283	$1,718

Net earnings per common share
Basic	$0.04	$0.02
Diluted	$0.04	$0.02

Weighted average number of common shares outstanding used to compute net earnings per share applicable to common shares
Basic	73,068,856	72,717,965
Diluted	73,921,186	74,305,512

Cantaloupe, Inc.
Consolidated Statements of Cash Flows (unaudited)

	Three months ended
	September 30,
($ in thousands)	2024	2023
Cash flows from operating activities:
Net income	$3,572	$2,007
Adjustments to reconcile net income to net cash (used in) provided from operating activities:
Stock-based compensation	887	1,932
Amortization of debt issuance costs and discounts	30	32
Provision for expected losses	949	1,000
Provision for inventory reserve	83	—
Depreciation and amortization	3,192	3,089
Gain on foreign currency exchange rates	(211)	—
Non-cash lease expense	321	400
Deferred income taxes	24	43
Changes in operating assets and liabilities:
Accounts receivable	11,047	(7,784)
Finance receivables	1,081	1,122
Inventory	(3,863)	(344)
Prepaid expenses and other assets	219	171
Accounts payable and accrued expenses	(28,897)	5,152
Operating lease liabilities	(197)	(391)
Deferred revenue	(255)	274
Net cash (used in) provided by operating activities	(12,018)	6,703

Cash flows from investing activities:
Capital expenditures	(3,791)	(2,916)
Acquisition of business, net of cash acquired	(9,761)	—
Net cash used in investing activities	(13,552)	(2,916)

Cash flows from financing activities:
Repayment of long-term debt	(286)	(193)
Proceeds from exercise of common stock options	—	76
Payment of employee taxes related to stock-based compensation	(164)	—
Net cash used in financing activities	(450)	(117)

Effect of currency exchange rate changes on cash and cash equivalents	224	—

Net (decrease) increase in cash and cash equivalents	(25,796)	3,670
Cash and cash equivalents at beginning of year	58,920	50,927
Cash and cash equivalents at end of period	$33,124	$54,597

Supplemental disclosures of cash flow information:
Interest paid in cash	$883	$889
Income taxes paid in cash	$251	$13

Cantaloupe, Inc.
U.S. GAAP Gross Profit (unaudited)

	3 Months Ended September 30,		Change	Percent Change
($ in thousands)	2024	2023	2024 v. 2023
Subscription and transaction fee revenue	$63,792	$55,135	$8,657	15.7%

Cost of subscription and transaction fees(1)	35,744	31,728	4,016	12.7%
Amortization(2)	1,747	1,943	(196)	(10.1)%

Gross profit, subscription and transaction fees	$26,301	$21,464	$4,837	22.5%

Equipment sales	7,044	7,548	(504)	(6.7)%

Cost of equipment sales	6,241	6,627	(386)	(5.8)%

Gross profit, equipment(3)	$803	$921	$(118)	(12.8)%

Total gross profit	$27,104	$22,385	$4,719	21.1%

Gross margin
Subscription and transaction fees	41.2%	38.9%	2.3%
Equipment sales	11.4%	12.2%	(0.8)%
Total gross margin	38.3%	35.7%	2.6%

(1) Cost of subscription and transaction fees excludes amortization of certain technology assets, see (2) below.
(2) Amortization of internal-use software assets and developed technology assets.
(3) The Company's internal-use software assets and developed technology assets are not associated with equipment sales.

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Gross Profit to Adjusted Gross Profit (non-GAAP) (unaudited)

	3 Months Ended September 30,		Change	Percent Change
($ in thousands)	2024	2023	2024 v. 2023
Gross profit, subscription and transaction fees (GAAP)	$26,301	$21,464	$4,837	22.5%

Amortization(1)	1,747	1,943	(196)	(10.1)%

Adjusted Gross Profit, subscription and transaction fees (non-GAAP)	$28,048	$23,407	$4,641	19.8%

Gross profit, equipment (GAAP)	$803	$921	$(118)	(12.8)%

Total Adjusted Gross Profit (non-GAAP)	$28,851	$24,328	$4,523	18.6%

Adjusted Gross Margin (non-GAAP):
Subscription and transaction fees (non-GAAP)	44.0%	42.5%	1.5%
Equipment sales (GAAP)	11.4%	12.2%	(0.8)%
Total Adjusted Gross Margin (non-GAAP)	40.7%	38.8%	1.9%
(1) Amortization of internal-use software assets and developed technology assets.

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA (unaudited)

	Three months ended September 30,
($ in thousands)	2024	2023
U.S. GAAP net income	$3,572	$2,007
Less: interest income	(447)	(517)
Plus: interest expense	991	1,107
Plus: income tax provision	177	81
Plus: depreciation expense included in costs of sales for rentals	534	342
Plus: depreciation and amortization expense in operating expenses	2,672	2,747
EBITDA	7,499	5,767
Plus: stock-based compensation (a)	887	1,932
Plus: integration and acquisition expenses (b)	197	78
Plus: auditor transition costs (c)	369	—
Plus: remediation expense (d)	—	44
Adjustments to EBITDA	1,453	2,054
Adjusted EBITDA	$8,952	$7,821
(a) We have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b) We have excluded expenses incurred in connection with business acquisitions as it does not represent recurring costs or charges related to our core operations.
(c) Costs incurred as a result of former auditor consent procedures. See Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure of the Company's Annual Report.
(d) Consists of expenses incurred in connection with remediation of previously identified material weaknesses in our internal control over financial reporting which were remediated during fiscal year ended June 30, 2024. See Item 9A Section e - Remediation of Prior Material Weaknesses of the Company's Annual Report.